Notice of Special Meeting of Shareholders and

Proxy Statement

Valle Forge Fund, Inc.

 (TICKER: (VAFGX)

February 10, 2016

To the Shareholders:

The Special Meeting of Shareholders of Valley Forge Fund, Inc. (the “Fund”) is to be held at 7:00 p.m. (Eastern Time) on Monday, April 4, 2016 at 3741 Worthington Road, Collegeville, PA 19426. A Proxy Statement regarding the meeting, a proxy card for your vote at the meeting, and a postage-prepaid envelope, in which to return your proxy card, are enclosed.

At the meeting, the Shareholders will vote on the following resolution proposed by the Fund’s Board of Directors to dissolve the Fund:

RESOLVED, that the Fund be dissolved voluntarily with such dissolution to proceed under Section 1975 of the Pennsylvania Associations Code (the “Proposal”).

The enclosed Proxy Statement provides greater detail about the Proposal beginning on page 5 under the heading, “Reasons for the Plan.” The Board of Directors of the Fund unanimously recommends that Shareholders vote in favor of the Proposal. Approval of the Proposal requires the affirmative vote of a majority of the outstanding shares of common stock on the Fund.

To vote, simply fill out, sign and date the enclosed proxy card, and return it to us in the enclosed postage-prepaid envelope.

For additional information, please call Mutual Shareholder Services, LLC (“MSS”), the Fund’s current administrator, toll free at 1-800-869-1679.  If you plan to attend the meeting in person, please notify MSS at this number.

Your vote is very important to us. Thank you for your response. Respectfully,

Robert M. McGinnis

Donald A. Peterson

Chairman of the

President

Board of Directors

VALLEY FORGE FUND, INC.

Notice of Special Meeting of Shareholders

To the Shareholders of Valley Forge Fund, Inc.:

Please take notice that a Special Meeting of Shareholders (the “Special Meeting”) of Valley Forge Fund, Inc. (the “Fund”) has been called to be held at 3741 Worthington Road, Collegeville, PA 19426, on Monday, April 4, 2016 at 7:00 p.m. (Eastern Time), to vote on a resolution to dissolve and liquidate the Fund (the “Proposal”).

Those present at the meeting together with the appointed proxies also will transact such other business, if any, as may properly come before the Special Meeting or any adjournments or postponements thereof.

Holders of record of the shares of common stock of the Fund at 5:00 p.m. (Eastern Time) on February 08, 2016 are entitled to vote at the Special Meeting or any adjournments or postponements thereof.

In the event that the necessary quorum to transact business or the vote required to approve the Proposal is not obtained at the Special Meeting, the persons named as proxies on the enclosed proxy card may propose one or more adjournments of the Special Meeting to permit, in accordance with applicable law, further solicitation of proxies with respect to the Proposal.  Any such adjournment will require the affirmative vote of the holders of a majority of the shares present in person or by proxy at the session of the Special Meeting to be adjourned. The persons named as proxies on the enclosed proxy card will vote FOR any such adjournment those proxies which they are entitled to vote in favor of the Proposal. They will vote AGAINST any such adjournment those proxies required to be voted against the Proposal.

By order of the Board of Directors,

Lauren P. Tornetta, Secretary

February 10, 2016

Valley Forge Fund, Inc.

c/o Mutual Shareholder Services, LLC8000 Town Centre Drive, Suite 400

Broadview Heights, OH 44147

PROXY STATEMENT

RECORD DATE:  FEBRUARY 08, 2016

MAILING DATE:   FEBRUARY 24, 2016

Introduction

The Board of Directors of the Valley Forge Fund, Inc. (the “Fund”) is soliciting proxies for use at the Special Meeting of Shareholders (the “Special Meeting”). The Special Meeting will be held at 3741 Worthington Road, Collegeville, PA 19426 on Monday, April 4, 2016, at 7:00 p.m. (Eastern Time). The Board of Directors also is soliciting proxies for use in the event of any adjournment or postponement of the Special Meeting. This Proxy Statement is furnished in connection with this solicitation. To obtain directions to the Special Meeting, please call Mutual Shareholder Services, LLC, the Fund’s President, Don Peterson, at 484-802-3007.

Important Notice Regarding the Internet Availability of Proxy and Other Materials for the Special Meeting

This Proxy Statement and the accompanying Notice of the Special Meeting of Shareholders and form of proxy card also are available on the Fund’s website at www.valleyforgefund.com.

You may, without charge, view the annual report of the Fund for the fiscal year ended December 31, 2014 as well as the Fund’s semi- annual report for the period ended June 30, 2015, under the “Reports” tab on the Fund’s website at www.valleyforgefund.com or request a copy of the annual report or the semi-annual report by calling toll-free 1-800-869-1679 or writing to the Fund care of Mutual Shareholder Services, LLC, at 8000 Town Centre Drive, Suite 400, Broadview Heights, OH 44147.

Voting Information

The Fund may solicit proxies by mail.  In addition, the Fund may request personnel of the Administrator to assist in the solicitation of proxies for no separate compensation. It is anticipated that the Fund will request brokers, custodians, nominees, and fiduciaries who are record owners of stock to forward proxy materials to their principals and obtain authorization for the execution of proxies. Upon request, the Fund will reimburse the brokers, custodians, nominees, and fiduciaries for their reasonable expenses in forwarding proxy materials to their principals. The Fund will bear the cost of soliciting proxies.

You may revoke the enclosed proxy at any time insofar as it has not yet been exercised by the appointed proxies. You may revoke the enclosed proxy by the following methods:

•

Providing written notice to the Fund at the following address: Valley Forge Fund, Inc.

c/o Proxy Tabulator

Mutual Shareholder Services, LLC, at 8000 Town Centre Drive, Suite 400, Broadview Heights, OH 44147;

•

Giving a later proxy; or

•

Attending the Special Meeting and voting your shares in person.

In order to obtain the quorum necessary to transact business, a majority of the shares entitled to be voted must have been received by proxy or be present at the Special Meeting. Proxies that are marked to abstain, as well as proxies returned by brokers or others who have not received voting instructions and do not have discretion to vote for their clients (“broker non-votes”), will be counted toward this quorum.  Abstentions and broker non-votes will not be counted in favor of and will have no effect on the Proposal. Votes represented by the proxy will be cast as specified in the proxy. If no specification is made in the proxy, votes represented by the proxy will be cast FOR the Proposal.

Your vote is important, regardless of the number of shares you own. In order for your vote to be counted, you must either attend the Special Meeting in person or complete the enclosed proxy card and return it promptly in the postage-paid envelope provided.

In the event that the necessary quorum to transact business or the vote required to approve the Proposal is not obtained at the Special Meeting, the persons named as proxies on the enclosed proxy card may propose one or more adjournments of the Special Meeting to permit, in accordance with applicable law, further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares present in person or by proxy at the session of the Special Meeting to be adjourned. The persons named as proxies on the enclosed proxy card will vote FOR any such adjournment those proxies which they are entitled to vote in favor of the Proposal. They will vote AGAINST any such adjournment those proxies required to be voted against the Proposal.

The record date for determination of Shareholders entitled to receive notice of the Special Meeting and to vote at the Special Meeting or any adjournments or postponements thereof was February 08, 2016 at 5:00 p.m. (Eastern Time) (the “Record Date”).

As of the Record Date, there were issued and outstanding 996,333.669 shares of common stock of the Fund, constituting all of the Fund’s then outstanding securities. Each share of common stock is entitled to one vote.

Security Ownership

To the Fund’s knowledge, as of February 8, 2016, the following entities owned beneficially more than 5% of the Fund’s outstanding shares.

Name and Address of Beneficial Owner	Amount of Shares Beneficially Owned in the Fund	Percentage of Outstanding Shares of the Fund
SANDRA K. TEXTER	84484.536	8.45%
TD AMERITRADE INC.*	67059.121	6.71%
CHARLES SCHWAB & CO. INC.*	50758.934	5.08%

*The Fund believes that these entities are the holders of record of these shares and are not the beneficial owners of such shares.

The following table sets forth for each Director of the Fund, the Principal Executive and Principal Financial Officers of the Fund, and the Directors and Executive Officers of the Fund as a group as of February 8, 2016 the amount of shares beneficially owned in the Fund, the dollar range of securities owned in the Fund, and percentage of outstanding shares of the Fund.

Name and Position	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares of the Fund
Robert M. McGinnis Chairman and Director	N/A	0
Robert W. Mohollen Director	N/A	0
Lauren P. Tornetta Director, Secretary and Treasurer	N/A	0
Donald A. Peterson, President	24,243.745*	2.42%
All Directors and Executive Officers as a Group	24,243.745	2.42%

* Of these shares beneficially owned, Mr. Peterson had sole voting and investment power over 7,643.623 shares; and had shared voting and investment power over 16,6000.122 shares.

PROPOSAL: DISSOLUTION AND LIQUIDATION OF THE FUND

Board Recommendation and Required Vote

On January 25, 2016, the Board unanimously approved a Plan of Dissolution and Liquidation for the Fund (the “Plan”).  The Plan provides for the dissolution of the Fund, the liquidation of its assets, and the distribution to Shareholders of the cash proceeds of the liquidation and cancellation of their shares, after paying or providing for all debts, claims and obligations of the Fund, in accordance with Pennsylvania law. Under Section 1974(a) of the Pennsylvania Associations Code (the “PA Code”), the affirmative vote of a majority of the votes cast by all Shareholders of the Fund entitled to vote thereon is required.

THE BOARD HAS DETERMINED THAT DISSOLUTION AND LIQUIDATION OF THE FUND IS ADVISABLE AND IN THE BEST INTERESTS OF THE SHAREHOLDERS AND RECOMMENDS THAT THE SHAREHOLDERS OF THE FUND VOTE IN FAVOR OF THE PROPOSAL.

Reasons for the Plan

The Fund is an open-end investment company that was first offered to the public in 1971. It was originally intended as a means by which individual investors could receive the potential benefits of value investing on a low-cost, no-load basis.  Since inception, the Fund has invested primarily in the common stock of U.S. companies that the Fund’s adviser believed were underpriced based its estimation of the company’s intrinsic value.  However, since the Fund’s inception, the fund industry has grown dramatically, and there are many larger mutual funds, as well as closed-end and exchange traded funds that offer the similar features as those of the Fund.

Since the Fund’s inception, the business of a small, stand-alone, no-load mutual fund has become more and more challenging. Because, as a no-load fund, the Fund does not pay third parties to sell Fund shares, it has proven difficult to attract new investors.  In addition, the Fund has not experienced strong performance recently, which was previously a driver of Fund sales.  As a result, the Fund’s assets have declined over the years. With inflation and increasing regulatory requirements, the Fund’s fixed costs are growing as a percentage of its assets, resulting in a higher expense ratio and lower net investment income in what is currently a low interest rate environment. The Fund’s small size, the changing structure of the fund industry, and more complex regulations have also reduced the number of quality service providers available to the Fund and limited its ability to make changes to its operations and investment strategies at a reasonable cost.

Against this backdrop, the Board discussed the ongoing viability of the Fund at an in-person meeting held on January 25, 2016.  The Board met to discuss the Board’s concerns and to explore various alternatives. Among the alternatives, the Board considered that adding a Rule 12b-1 fee may increase Fund sales, but given the Fund’s performance, it was determined the addition would likely not increase sales significantly.  Similarly, the Board considered the addition of front-end sales charges, and other sales charges, but the Board felt that such a significant change to the long-standing no-load nature of the Fund was inappropriate.

The Board also discussed the potential to merge the Fund with an existing open-end fund family. It was noted that this would likely entail additional cost to the Fund, and that prior inquiries to a potential merger partners did not produce any viable candidates.  Further, given that there were no known merger partners, it was not clear to what extent a new fund could succeed to attributes of the Fund, and to what extent the existing Fund Shareholders might benefit from any such succession or otherwise. Moreover, separate proxy votes would likely be required to merge, resulting in more cost to the Fund and the possibility that some Shareholders, would redeem, and that the vote would fail or that the Fund would become too small for a merger to make sense. The Board determined that this type of transaction carried too much risk for Shareholders.

The Board also discussed the prospect of hiring a new adviser to replace Boyle Capital. It concluded that it would be difficult to find another adviser of high quality. In addition, the new adviser would be reluctant to incur the necessary startup costs for such an engagement, knowing that the Fund was relatively small and that the engagement might be terminated at any time. Even if such an adviser could be found, the Fund would have to expend time and resources to identify the adviser, to obtain Shareholder approval, and to implement the transition. And, ultimately, hiring a new adviser would not necessarily address the root issue which is low asset levels.  While improved performance may lead to improved asset flows over time, there is no guarantee that a new adviser would generate such positive performance. As a result, the Board determined that the prospect of engaging a new adviser, calling a special meeting, would cause further cost to the Fund and, ultimately, to all Shareholders, with limited certainty of success.

The Board discussed the liquidation of the Fund. Among other factors, the Board considered that liquidation would provide all Shareholders the net asset value of their shares (net of liquidation expenses) at the same time, no Shareholders would be favored, and the Fund would avoid the not insubstantial costs of seeking a new adviser and/or merging. It was also noted that, as the Fund does not generate significant capital appreciation and distributes all its income, the Fund’s share price has not increased substantially over the years and that most taxable Shareholders should not recognize large taxable gains upon a liquidation. Shareholders would then have the opportunity to direct the proceeds of the liquidation to another investment or investments of their choice, including larger mutual funds with similar characteristics. It was noted Boyle Capital had previously committed to continue as the investment adviser of the Fund until the liquidation could be effected.

Given the foregoing, the Board believed that it had explored all options, that there was no realistic alternative to liquidation, and that attempting to pursue another course would only prolong the inevitable at the expense of Shareholders.

The Board discussion included, among other matters, the estimated costs, steps to be taken, and timetable associated with a liquidation of the Fund. After further deliberation, the Board determined that, subject to the approval of the Fund’s Shareholders, the dissolution and liquidation of the Fund was advisable and in the best interests of the Fund. The Board also approved a formal plan of dissolution and liquidation and preliminary proxy materials be prepared and presented to the Board.

Summary of the Plan

A description of certain material provisions of the Plan is set forth below. The description is qualified in its entirety by reference to the Plan, a copy of which is attached to this Proxy Statement as Exhibit A.

Dissolution of the Fund and Liquidation of Assets. Following approval by the Shareholders of resolution to dissolve and liquidate the Fund, the Fund will provide notice to its known creditors and file appropriate documents with the Commonwealth of Pennsylvania to dissolve the Fund as a legal entity. The Fund will then sell all its portfolio securities and other assets for cash, cash equivalents and other liquid assets and reserve a portion of the proceeds to pay, or make reasonable provision to pay, all the outstanding debts, claims and obligations of the Fund, together with the expenses related to carrying out the Plan. After Shareholder approval of the resolution of dissolution and liquidation, the

Fund will not engage in any other business activity except for the purpose of winding up its business and affairs.

Liquidating Distributions. The Fund will distribute to each Shareholder of record, as of the date the dissolution and liquidation is approved by Shareholders, an initial cash liquidating distribution equal to the Shareholder’s proportionate interest in the assets of the Fund that have not been reserved for payment of the Fund’s debts, claims and obligations and final expenses. It is expected that the initial distribution will be made on or about April 15, 2016.  A second cash distribution may be made to the extent that any assets remain after payment of the Fund’s debts, claims and obligations and final expenses. It is expected that any second distribution will be less than $1.00 per share and will be made on or before July 29, 2016.  In connection with each distribution, an ACH payment or a check in the amount owed to each Shareholder will be transmitted or mailed to the last address of such Shareholder appearing on the records of the Fund. Any assets remaining after the final distribution that the Treasurer or similar officer of the Fund determines to be de minimis, after taking into account all expenses associated with effecting the disposition thereof, may be donated to a charitable organization, to the extent consistent with applicable law, rule or regulation.

Expenses. The Fund will bear all of the expenses of adopting and implementing the Plan, including, but not limited to obtaining Shareholder approval, dissolving the Fund under Pennsylvania law, liquidating the Fund’s portfolio, terminating the Fund’s agreements, continuing the Fund’s insurance policies for a period of time, deregistering the Fund as an investment company, and preparing and filing any other documents required under applicable securities, tax and other laws.

Certain United States Federal Income Tax Considerations

The following is only a general summary of the significant United States federal income tax consequences of the Plan to the Fund and its Shareholders and is limited in scope. This summary is based on the federal tax laws and applicable U.S. Treasury regulations in effect on the date of this Proxy Statement, all of which are subject to change by legislative or administrative action, possibly with retroactive effect. The Fund has not sought a ruling from the Internal Revenue Service (the “IRS”) with respect to the federal income tax consequences to the Fund or its Shareholders that will result from the Fund’s liquidation. The statements below are not binding upon the IRS or a court, and there is no assurance that the IRS or a court will not take a view contrary to those expressed below. This summary assumes that a Shareholder holds shares in the Fund as a capital asset for United States federal income tax purposes.

This summary addresses significant federal income tax consequences of the Plan, but does not discuss state or local tax consequences of the Plan. Implementing the Plan may impose unanticipated tax consequences on Shareholders or affect Shareholders differently, depending on their individual circumstances. Shareholders are encouraged to consult with their own tax advisors to determine the particular tax consequences that may be applicable in connection with the Plan.

If the dissolution and liquidation is approved by Shareholders and the Fund proceeds to dissolve and liquidate, the Fund intends to continue to satisfy all of the qualification requirements for taxation as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended, for its final taxable year. Accordingly, the Fund expects that it will not be taxed on any capital gains realized from the sale of the Fund’s assets or ordinary income that the Fund timely distributes to Shareholders. In the unlikely event the Fund fails to continue to so qualify during the liquidation period, it would be subject to federal income tax on its taxable income and net realized gains without being able to deduct the distributions it makes to its Shareholders.

The Fund may elect tax accounting treatment that may eliminate the need to declare dividends (including dividends relating to the first two quarters of 2016) necessary to satisfy the income and excise tax distribution requirements for its final taxable year. In the event this election is not made or the Fund otherwise determines a dividend is necessary, the Fund will declare any such dividend and make a dividend distribution either prior to or at the time of the liquidating distributions.

Each Shareholder who receives a liquidating distribution will generally recognize gain (or loss) for federal income tax purposes equal to the amount by which the amount of the liquidating distribution exceeds (or is less than) the Shareholder’s adjusted tax basis on the Shareholder’s liquidating Fund shares. Any amount of cash distributed to a Shareholder in liquidation of the Fund will in general be applied first to reduce the Shareholder’s basis in such Shareholder’s shares. Any gain or loss realized by a Shareholder on the liquidating distribution generally will be treated as long-term capital gain or loss if the shares have been held for more than 12 months. Otherwise, the gain or loss on the liquidating distributions will be treated as short-term capital gain or loss.

The Fund is generally required to withhold and remit to the U.S. Treasury a percentage of the taxable liquidation proceeds paid to any Shareholder who fails to provide the Fund with a correct taxpayer identification number, who has underreported dividend or interest income, or who fails to certify to the Fund that the Shareholder is not subject to backup withholding. Backup withholding is not an additional tax. Rather, it may be credited against a taxpayer’s federal income tax liability.

Board Recommendation and Required Vote

The Board of Directors unanimously recommends that the Shareholders of the Fund vote FOR the Proposal.

Approval of the Proposal requires the affirmative vote of a majority of the votes cast by all Shareholders of the Fund entitled to vote thereon is required.

If the Shareholders do not approve the Proposal, the Fund will not be dissolved, and the Board will consider what action should be taken in the best interests of the Shareholders.

SHAREHOLDER PROPOSALS FOR 2016 PROXY STATEMENT

In the event that the Fund is not dissolved and liquidated, Shareholders wishing to submit proposals for inclusion in the proxy statement for the 2016 Annual Meeting should send their written proposals to Valley Forge Fund, Inc., c/o Mutual Shareholder Services, LLC, 8000 Town Centre Drive Suite 400, Broadview Heights, OH 44147, for receipt by April 30, 2016. The timely submission of a proposal does not guarantee its inclusion.

The Fund may exercise discretionary voting authority with respect to Shareholder proposals for the 2016 Annual Meeting that are not included in the proxy statement and form of proxy, if notice of such proposals is not received by the Fund at the above address by March 24, 2016. Even if timely notice is received, the Fund may exercise discretionary voting authority in certain other circumstances. Discretionary voting authority is the ability to vote proxies that Shareholders have executed and returned to the Fund on matters not specifically reflected on the form of proxy.

OTHER MATTERS

The investment adviser of the Fund is Boyle Capital Management, LLC, 1230 Office Plaza Drive, West Des Moines, IA 50266. The administrator of the Fund is Mutual Shareholder Services, LLC, 8000 Town Centre Drive Suite 400, Broadview Heights, OH 44147.

The Board of Directors does not know of any matters to be presented at the Special Meeting other than that mentioned in this Proxy Statement. The appointed proxies will vote on any other business that comes before the Special Meeting or any adjournments or postponements thereof in accordance with their best judgment.

Please complete and sign the enclosed proxy card and return it in the envelope provided, so that the Special Meeting may be held and action may be taken on the matter described in this Proxy Statement with the greatest possible number of shares participating. This will not preclude your voting in person if you attend the Special Meeting.

Lauren P. Tornetta

Secretary

February 10, 2016

Exhibit A

VALLEY FORGE FUND, INC.

PLAN OF DISSOLUTION AND LIQUIDATION

This Plan of Dissolution and Liquidation (the “Plan”) is made by Valley Forge Fund, Inc. (the “Fund”), a corporation organized and existing under the laws of the Commonwealth of Pennsylvania. The Fund is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). This Plan is intended to accomplish the complete dissolution and liquidation of the Fund and the cancellation of the Fund’s outstanding stock in conformity with the laws of the Commonwealth of Pennsylvania, the 1940 Act, the Internal Revenue Code of 1986, as amended (the “Code”), the Fund’s Certificate of Domestication dated as of August 8, 1988 and Articles of Incorporation dated as of May 27, 1988, as amended (together, the “Articles”), and the Fund’s By-laws, as amended (the “By-laws”).

WHEREAS, Subchapter F of the Pennsylvania Associations Code (the “PA Code”) provides that the Fund may be voluntarily dissolved at any time upon the approval of a majority of the entire Board of Directors of the Fund (the “Board”) and a majority of the votes cast by all Shareholders of the Fund entitled to vote thereon; and

WHEREAS, in accordance with Subchapter F, at an in-person meeting duly called and held on January 25, 2016 the Board, including all of the Directors who are not “interested persons” (as that term is defined in the 1940 Act), determined that the dissolution of the Fund was advisable and in the best interests of the Fund’s Shareholders and directed that the proposed dissolution be submitted for consideration by the Fund’s Shareholders at a special meeting (the “Special Meeting”).

NOW THEREFORE, the dissolution and liquidation of the Fund shall be carried out in the manner set forth herein:

1.

Effective Date of Plan. This Plan shall become effective upon the approval of the resolution to dissolve and liquidate the Fund by a majority of the votes cast by all Shareholders of the Fund entitled to vote thereon at a meeting of Shareholders called for the purpose of voting thereon (the “Effective Date”).

2.

Dissolution and Liquidation. Consistent with this Plan, and in accordance with the Articles, the By-laws, and all applicable laws and regulations, including but not limited to the PA Code and Subchapter F of the PA Code, the Fund shall be dissolved and liquidated as promptly as practicable following the Effective Date. This Plan is intended to, and shall, constitute a plan of liquidation constituting the complete liquidation of the within the meaning of Section 331 or Section 332, as applicable, of the Internal Revenue Code of 1986, as amended.

3.

Notice to Creditors and Employees. Immediately following the Effective Date, pursuant to Section 1975(b) of the PA Code, the Fund shall cause notice of the winding up proceedings to be officially published and to be mailed by certified or registered mail to each known creditor and claimant and to each municipal corporation in which it has a place of business in this Commonwealth (the “Notice”).

4.

Cessation of Business and Winding Up. After the Effective Date of the Plan, the Fund shall cease its business as an investment company, and pursuant to Section 1978(a) of the PA Code, the Fund shall not engage in any business activities except for the purpose winding up its affairs, prosecuting and defending actions or proceedings by or against it, collecting and discharging obligations, disposing of and conveying its property and collecting and dividing its assets, but not for the purpose of continuing business except insofar as necessary for the winding up of the Fund.

5.

Liquidation of Assets. As soon as practicable after the Effective Date, all of the Fund’s portfolio securities and other assets shall be converted into cash, cash equivalents or other liquid assets.

6.

Payment of Debts. As soon as practicable after the Effective Date, the Fund shall determine and pay, or make reasonable provision to pay, in full the amount of the Fund’s known, or unknown or not yet arisen but reasonably likely to become known or arise, claims and obligations, including all contingent, conditional or unmatured claims and obligations.

7.

Liquidating Distributions. In accordance with Section 331 of the Internal Revenue Code of 1986, as amended, the Fund’s assets are expected to be distributed by up to two cash payments in complete cancellation of all the outstanding shares of common stock of the Fund. The first distribution of the Fund’s assets (the “First Distribution”) is expected to consist of cash representing substantially all the assets of the Fund, less an estimated amount necessary to discharge (a) any unpaid liabilities and obligations of the Fund on the Fund’s books on the First Distribution date, and (b) any liabilities as the Board of Directors shall reasonably deem to exist against the assets of the Fund. Subsequent distributions, if necessary, are anticipated to be made within 90 days after the First Distribution and will consist of cash from any assets remaining after payment of expenses, the proceeds of any sale of assets of the Fund under the Plan not sold prior to the First Distribution and any other miscellaneous income of the Fund.

Each Shareholder of the Fund will receive liquidating distributions equal to the Shareholder’s proportionate interest in the net assets of the Fund as of the Determination Date.  All Shareholders will receive information concerning the sources of the liquidating distribution.

8.

Satisfaction of Federal Income and Excise Tax Distribution Requirements. The Fund may elect tax accounting treatment that may eliminate the need to declare dividends (including dividends relating to the first and second quarters of 2016) necessary to satisfy the income and excise tax distribution requirements for its final taxable year. In the event the election is not made or the Fund otherwise determines a dividend is necessary, the Fund will declare any such dividend and make a dividend distribution either prior to or at the time of the liquidating distributions.

9.

Assets Remaining after the Final Liquidating Distribution. Following the final liquidating distribution, any assets remaining in the Fund that the Board of Directors of the Fund determines to be de minimis, after taking into account all expenses associated with effecting the disposition thereof, shall be, at the discretion of the Treasurer or similar officer of the Fund, donated to a charitable organization, to the extent consistent with applicable law, rule or regulation.

10.

Termination of Agreements. At an appropriate time or times, the officers of the Fund, shall take all such actions as they deem necessary or appropriate to terminate all advisory, administration, custody, transfer agency and other agreements to which the Fund is a party.

11.

Continuation of Insurance. The officers of the Fund shall take such actions as they deem necessary or appropriate to continue the Fund’s fidelity bond and/or liability insurance coverage for a period deemed appropriate.

12.

Filings with Regulatory Authorities. The Fund’s officers and other appropriate parties shall make such filings with the U.S. Securities and Exchange Commission, the Internal Revenue Service, the Commonwealth of Pennsylvania, and such other authorities as may be deemed necessary or appropriate to carry out the intent of this Plan.

13.

Liquidation Expenses. The Fund shall bear all of the expenses incurred by it in carrying out this Plan including, but not limited to, all printing, mailing, legal, accounting, custodian and transfer agency fees, and the expenses of any reports to or meeting of Shareholders whether or not the liquidation contemplated by this Plan is affected.

14.

Power of the Board and Delegation of Authority to the  Fund’s Officers. The Board, and subject to the authority of the Board, the Fund’s officers, shall have authority to perform or authorize any actions provided for in this Plan, and any further actions as they may consider necessary or desirable to carry out the purposes of this Plan, including the execution and filing of all certificates, documents, information returns, tax returns and other papers that may be necessary or appropriate to implement this Plan, or that may be required by the 1940 Act, the Code, the laws of the Commonwealth of Pennsylvania, or any other applicable law or regulation. The officers of the Fund, collectively or individually, may modify or extend any of the dates specified in this Plan for the taking of any action in connection with the implementation of this Plan if such officer(s) determine, with the advice of counsel, that such modification or extension is necessary or appropriate in connection with the orderly dissolution and liquidation of the Fund or to protect the interests of the Shareholders of the Fund.

15.

Amendment or Abandonment of Plan. The Board may authorize and/or ratify variations from or amendments to this Plan as may be necessary or appropriate to effect the dissolution and liquidation of the Fund and the distribution of the Fund’s net assets to its Shareholders in accordance with the laws of the Commonwealth of Pennsylvania, the 1940 Act, the Code, the Articles, and the By-laws, if the Board determines that such action would be advisable and in the best interests of the Fund and its Shareholders. The Board may abandon this Plan at any time if it determines that abandonment would be advisable and in the best interests of the Fund and its Shareholders.

16.

De-Registration Under the 1940 Act. As soon as practicable after the liquidation and distribution of the Fund’s assets, the Fund shall prepare and file a Form N-8F with the Securities and Exchange Commission and take such other actions as may be necessary in order to de-register the Fund under the 1940 Act. The Fund shall also file, if required, a final Form N-SAR (a semi-annual report) with the SEC.

17.

Filing of Articles of Dissolution. Following liquidation and distribution of the Fund’s assets, the Fund shall file articles of dissolution with the Department of State of the Commonwealth of Pennsylvania (the “Department”) pursuant to Section 1977(a) of the PA Code. Pursuant to Section 1977(c) of the PA Code, the dissolution shall be effective upon the filing of the articles of dissolution with the Department.

18.

Fund Only. The obligations of the Fund entered into in the name or on behalf thereof by any of the directors, officers, representatives or agents of the Fund are made not individually, but only in such capacities, and are not binding upon any of such persons personally, but bind only the assets of the Fund.

19.

Governing Law. This Plan shall be subject to and construed consistently with the Articles and the By-laws and otherwise shall be governed by and in accordance with the laws of the Commonwealth of Pennsylvania.

FORM OF PROXY CARD FOR

A SPECIAL MEETING OF SHAREHOLDERS OF

VALLEY FORGE FUND INC.

PROXY TABULATOR

Mutual Shareholder Services, LLC

8000 Town Centre Drive, Suite 400

Broadview Heights, OH 4414

To Vote: 1) Read the Proxy Statement. 2) Check the appropriate box on the proxy card below. 3) Sign and date the proxy card. 4) Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Vote on Proposal	For	Against	Abstain

1. To approve the following resolution to dissolve the Valley Forge Fund, Inc. (the “Fund”):

RESOLVED, that the Fund be dissolved voluntarily with such dissolution to proceed under Section 1975 of the Pennsylvania Associations Code.

	☐	☐	☐

To vote and otherwise represent the undersigned shareholder(s) on any matter that may properly come before the Meeting or any adjournments or postponements thereof in the discretion of the proxy holder.

This proxy is solicited by the Board of Directors of the Fund, which recommends that you vote FOR the Proposal. Please vote by checking the appropriate box.

PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Note: Please sign exactly as your name appears on the records of the Fund and date. If joint owners, each holder should sign this proxy. When signing as attorney, executor, administrator, trustee, guardian, or officer of a corporation or other entity or in another representative capacity, please give your full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [PLEASE SIGN WITHIN BOX]	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Proxy Statement is available at www.valleyforgefund.com

VALLEY FORGE FUND, INC. PROXY FOR SPECIAL MEETING OF SHAREHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of the Valley Forge Fund, Inc. (the “Fund”), a Pennsylvania corporation, hereby appoints Donald A Peterson and Lauren P. Tornetta, or either of them, with full power of substitution, as proxies for the undersigned, to represent and cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the special meeting of shareholders of the Fund (the “Meeting”) to be held at 3741 Worthington Road, Collegeville, PA 19426 on Monday, April 4, 2016, at 7:00 p.m. (Eastern Time), and any adjournments or postponements thereof. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to the Meeting.

The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” the proposal. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any matter that may properly come before the Meeting or any adjournments or postponements thereof.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.